SERVICES AGREEMENT

THIS AGREEMENT is made on ______ between The Singing Machine Company, Inc., a company registered under the laws of Delaware having its registered office situated at 6601 Lyons Road, Building A-7, Coconut Creek, FL 33073, USA (hereinafter called "SMC") and Cosmo Communications Corporation ("Cosmo"), a company registered under the laws of California having its mailing office at 5/F., Shing Dao Industrial Building, 232 Aberdeen Main Road, Hong Kong.

RECITALS:

WHEREAS SMC is a public company traded on the American Stock Exchange, primarily engaged in the design and distribution of karaoke products and musical instruments. SMC has a management team and sales office located in Coconut Creek, Florida.

WHEREAS Cosmo is a subsidiary of Starlight International and distributes Starlight's Disney licensed products through Wal-Mart and AAFES retail channels.

WHEREAS SMC wishes to provide Cosmo with certain management services, including directing and overseeing Cosmo's sales team.

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, both parties to this Agreement agree as follows:

1. Effective Date

This Agreement shall commence and shall be deemed to have commenced on June 13, 2008 and (subject to Clause 5 hereof) shall continue in full force and effect thereafter.

2. Scope of Services

2.1 SMC shall provide Management Services ("Services") to Cosmo which shall include:

(i) The employment of Rick Bond and Jennifer Schroeder (collectively "Employees") as SMC full-time employees; and

(ii) Paying of Employee salaries, benefits, bonuses, and other responsibilities as described in each Employee's employment contract with SMC; and

(ii) Directing and managing Employees in their capacity as sales representatives to Wal-Mart and AAFES.

3. Compensation

3.1 In consideration of Services provided by SMC, Cosmo shall pay SMC a Service Fee pursuant to the following:

(i) 2.8% of Cosmo's Net Sales, (gross invoice less returns, charge-backs, promotions and marketing allowances)

4. Payment of fees

The service fee shall be paid by Cosmo to SMC-L on a monthly basis payable on the first day of each calendar month or at such other times as may be agreed by the parties after receipt by

Starlight of payments from customers on invoices. SMC-L may charge Cosmo a minimum fee of $25,000.00 per month as an advance on future commissions which shall be credited, dollar for dollar, against future commissions.

5. Duration and Termination

5.1 This Agreement shall remain in full force and effect for the duration of time that both Employees remain employed on a full-time basis by SMC. In the event either Employee is no longer an SMC employee, the terms of this Agreement may be revisited by both parties or terminated.

6. General Provisions

6.1 Indemnity. Each Party shall defend at its expense and indemnify and hold harmless the other Party from and against any third-party claim or cause of action brought against it to the extent that any such claim is based on a breach of the Agreement or any part thereof, when used within the scope of this Agreement. The indemnifying Party shall pay any settlements and any damages payable to such third party, reasonable out-of-pocket costs incurred by the indemnified Party, solely in connection with the third-party claim, and reasonable attorneys' fees incurred thereby; provided that the foregoing obligation shall be subject to the Party seeking indemnity notify the other Party promptly in writing of the claim.

6.3 Governing Laws. This Agreement and its terms and conditions are governed exclusively by the construed according to the laws of the State of Florida, United States without regard to conflicts of laws provisions thereof. Any dispute arising out or relating to this Agreement shall be brought exclusively in any court in Florida.

6.4 Waiver. The failure of either party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter.

6.5 Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter of this Agreement and merges and supersedes all prior communications understanding, and agreements between the parties concerning the subject matter, whether written or oral. This Agreement and all attached Schedules shall not be modified except by a subsequently dated written amendment hereto, signed on behalf of each party by a duly authorized representative.

IN WITNESS thereof the parties hereto have caused these presents to be duly executed as of the date and year first above written.

For Cosmo Communications Corporation:

Lau Sak Hong
Name

Signature

Chairman
Title

23/5/08
Date

For The Singing Machine Company, Inc.:

Anton Handal
Name

Signature

Chief Executive Officer
Title

23/5/08
Date